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                                    EXHIBIT 1

                     ACTION OF TRUSTEES UNDER CITY INVESTING
                       COMPANY LIQUIDATING TRUST AGREEMENT


                         The undersigned, Trustees under the City Investing
Company Liquidating Trust Agreement (the "Trust Agreement") dated September 25, 1985, by and between City Investing Company and the undersigned, hereby take the following action pursuant to Section 6.2 (q) of the Trust Agreement:

                         RESOLVED that, because certain contingent liabilities
cannot be resolved prior to September 25, 2004, the existence of the Trust is hereby extended until the earlier of (a) the complete distribution of the Trust Estate or (b) September 25, 2005, unless an earlier termination is required by the applicable laws of the State of Delaware or by the action of the Beneficiaries as provided in Section 4.2 of the Trust Agreement or a later termination is required by the Trustees pursuant to Section 6.2 (q) of the Trust Agreement.

                           IN WITNESS WHEREOF, the undersigned have caused this
action to be taken as of the 3rd day of August of 2004.

                                             /s/ Charles R. Carson
                                             ----------------------------------
                                             Charles R. Carson
                                             Trustee


                                             /s/ John J. Quirk
                                             ----------------------------------
                                             John J. Quirk
                                             Trustee


                                             /s/ Lester J. Mantell
                                             ----------------------------------
                                             Lester J. Mantell
                                             Trustee